Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
6001 Hospitality Court	Fax: 919 379 4346
Suite 100	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE	Contact:	Tomas Grigera
(919) 379-4300
Pyxus International, Inc. Reports Fiscal Year 2024 Second Quarter Results with Strong Top and Bottom Line Results
— Increases Revenue by 22.8%, Driven by Volume and Higher Global Pricing —
— Grows Net Income to $8.1 million, a $9.6 million Improvement Over Prior-Year Period —
— Increases Adjusted EBITDA by 33.1% Over Prior-Year to $57.1 million —
— Management Shifts Guidance Upward, Cites Confidence and Visibility into Second Half —
Morrisville, NC – November 14, 2023 – Pyxus International, Inc. (OTC Pink: PYYX) (“Pyxus,” the “Company,” "we," or "our"), a global value-added agricultural company, today announced results for its fiscal quarter ended September 30, 2023.

Pieter Sikkel, Pyxus’ President and Chief Executive Officer, stated, "The momentum we built during the first quarter continued in the second quarter. We delivered solid revenue growth, increased profitability, exercised operating discipline, and continued to manage working capital efficiency. Our improving financial results have been achieved with consistent execution and a strategy that harnesses our geographic diversification, scale, and insight to identify, create and benefit from the advantages available to us in this complex market. We have increasing confidence as we enter the second half of this year and are positioned to benefit from our strategic alignment of inventory investments and the mix of customers and geographies on which we are focused."

Second quarter sales and other operating revenues grew by 22.8% to $624.3 million, an increase of $116.0 million over the second quarter of fiscal 2023. Contributing to the Company’s performance was a volume increase of 10.2% and an increase in average market prices of 11.7% over the same quarter last year. The increase in leaf volume was primarily due to the accelerated timing of shipments from North America and South America and growth from Africa and Asia. The Company considers the higher pricing to be a feature of a market that remains generally undersupplied. The Company believes the undersupplied condition of the market is also evidenced by its success in seizing opportunities to capture additional business.

Pyxus achieved a gross margin of 14.2% of revenues, which represents a full percentage point of increased profitability over the year-ago second quarter. This was primarily driven by the impact of the strong incremental margin per kilogram and, to a lesser extent, was driven by favorable shifts in the mix of revenues by region and by customer compared to the second quarter of fiscal 2023. Margin per kilogram in the second quarter improved by $0.08 compared to the prior year period.

Sikkel continued, “We leveraged market conditions and our global presence to continue to compress operating cycles to drive operational improvements. We have remained tenacious in our pursuit of these opportunities for a favorable shift in the seasonal timing of our business. The aggregate impact of these improvements, by customer and by geography, enables material improvement in the profitability and average working capital requirements of the entire business.”

Selling, general, and administrative expenses in the second quarter were $40.0 million, or 6.4% of total revenues. This compares to $35.0 million, or 6.9% of revenues in the second quarter of fiscal 2023. This increase was primarily attributable to accruals for the Company incentive compensation plans and increased professional fees.

The Company increased second quarter operating income to $46.3 million as compared to $27.1 million in the prior year’s second quarter. Net income of $8.1 million in the second quarter was up sequentially compared to the first quarter and was much improved compared to a net loss of $(1.5) million in the second quarter of fiscal 2023. The improvement was broad-based but primarily reflected factors that enabled higher gross profitability, market conditions, and favorable shifts in the mix of revenues by region and by customer.

Adjusted EBITDA in the second quarter increased 33.1% to $57.1 million as compared to $42.9 million in the year-ago quarter. The Company also improved adjusted EBITDA margin in the quarter to 9.1% of total revenues as compared to a margin of 8.4% in the year-ago quarter.
Updated Outlook & Revised Guidance for Fiscal 2024
Sikkel said, “Our solid financial performance in the first half, encouraging indicators of an advantageous market position, and the close alignment of our inventory with our go-to-market strategy combine to give us an improved outlook for the second half of the fiscal year. We expect to execute well through the remainder of the year and believe we will outperform the lower end of our original expectations for revenue and profitability.”

The Company today revised its guidance for fiscal 2024 upward and now expects full-year sales to be in the range of $2.0 billion to $2.1 billion and for full-year adjusted EBITDA to be in the range of $170 million to $180 million. This compares to the Company’s prior guidance for sales between $1.9 billion and $2.1 billion and for adjusted EBITDA between $155 million and $180 million.
Financial Results Investor Call
The Company will hold an earnings conference call and webcast on Tuesday, November 14, 2023 at 9 a.m. ET. Investors and analysts interested in participating in the call are invited to dial (646) 828-8193 or (888) 254-3590 and use conference ID 6606862. The webcast can be accessed at http://investors.pyxus.com.

A second quarter results presentation will be available on the Company's investor relations webpage prior to the call. For those unable to join the live audio webcast, the archived recording will be available on the Company's investor relations webpage shortly after the call.
Any replay, rebroadcast, transcript, or other reproduction of this conference call, other than the replay accessible by calling the number above, has not been authorized by Pyxus International and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.
Cautionary Statement Regarding Forward-Looking Statements

Readers are cautioned that the statements contained in this report regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are based on current expectations of future events, may be identified by the use of words such as "strategy," "expects," "continues," "plans," "anticipates," "believes," "will," "estimates," "intends," "projects," "goals," "targets," and other words of similar meaning. These statements also may be identified by the fact that they do not relate strictly to historical or current facts. If underlying assumptions prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. These risks and uncertainties include those discussed in our Annual Report on Form 10-K for the year ended March 31, 2023, our most recent Quarterly Report on Form 10-Q, and in our other filings with the Securities and Exchange Commission. These risks and uncertainties include: our reliance on a small number of significant customers; continued vertical integration by our customers; global shifts in sourcing customer requirements; shifts in the global supply and demand position for tobacco products; variation in our financial results due to growing conditions, customer indications and other factors; loss of confidence in us by our customers, farmers and other suppliers; migration of suppliers who have historically grown tobacco and from whom we have purchased tobacco toward growing other crops; risks related to our advancement of inputs to tobacco suppliers to be settled upon the suppliers delivering us unprocessed tobacco at the end of the growing season; risks that the tobacco we purchase directly from suppliers will not meet our customers’ quality and quantity requirements; weather and other environmental conditions that can affect the marketability of our inventory; international business risks, including unsettled political conditions, uncertainty in the enforcement of legal obligations, including the collection of accounts receivable, fraud risks, expropriation, import and export restrictions, exchange controls, inflationary economies, currency risks and risks related to the restrictions on repatriation of earnings or proceeds from liquidated assets of foreign subsidiaries; many of our operations are located in jurisdictions that pose a high risk of potential violations of the Foreign Corrupt Practices Act; risks and uncertainties related to geopolitical conflicts, including the armed conflict between Israel and Hamas; impacts of international sanctions on our ability to sell or source tobacco in certain regions; exposure to foreign tax regimes in which the rules are not clear, are not consistently applied and are subject to sudden change; fluctuations in foreign currency exchange and interest rates;

competition with the other primary global independent leaf tobacco merchant and independent leaf merchants; disruption, failure or security breaches of our information technology systems and other cybersecurity risks; continued high inflation; we have identified material weaknesses related to our internal controls in certain prior years, and there can be no assurance that material weaknesses will not be identified in the future; regulations regarding environmental matters; risks related to our capital structure, including risks related to our significant debt and our ability to continue to finance our non-U.S. local operations with uncommitted short-term operating credit lines at the local level; our ability to continue to access capital markets to obtain long-term and short-term financing; potential failure of foreign banks in which our subsidiaries maintain deposits or the failure by such banks to transfer funds or honor withdrawals; the risk that, because our ability to generate cash depends on many factors beyond our control, we may be unable to generate the significant amount of cash required to service our indebtedness; our ability to refinance our current credit facilities at the same availability or at similar interest rates; failure to achieve our stated goals, which may adversely affect our liquidity; developments with respect to our liquidity needs and sources of liquidity; the volatility and disruption of global credit markets; failure by counterparties to derivative transactions to perform their obligations; increasing scrutiny and changing expectations from governments, as well as other stakeholders such as investors and customers, with respect to our environmental, social and governance policies, including sustainability policies; inherent risk of exposure to product liability claims, regulatory action and litigation facing our e-liquids business if its products are alleged to have caused significant loss, injury, or death; certain shareholders have the ability to exercise controlling influence on various corporate matters; reductions in demand for consumer tobacco products; risks and uncertainties related to pandemics or other widespread health crises and any related shipping constraints, labor shortages and supply-chain impacts; legislative and regulatory initiatives that may reduce consumption of consumer tobacco products and demand for our services and increase regulatory burdens on us or our customers; government actions that significantly affect the sourcing of tobacco, including governmental actions to identify and assess crop diversification initiatives and alternatives to leaf tobacco growing in countries whose economies depend upon tobacco production; governmental investigations into, and litigation concerning, leaf tobacco industry buying and other payment practices; and impact of potential regulations to prohibit the sale of cigarettes in the United States other than low-nicotine cigarettes.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). They include EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt. Tables showing the reconciliation of historical non-GAAP financial measures are attached to the release. The range of Adjusted EBITDA anticipated for fiscal year ending March 31, 2024 is calculated in a manner consistent with the presentation of Adjusted EBITDA in the attached tables. Because of the forward-looking nature of the estimated range of Adjusted EBITDA, it is impractical to present a quantitative reconciliation of such measure to a comparable GAAP measure, and accordingly no such GAAP measure is being presented.

About Pyxus International, Inc.

Pyxus International, Inc. is a global agricultural company with 150 years of experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients. For more information, visit www.pyxus.com.

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Sales and other operating revenues	$624,253	$508,278	$1,101,345	$852,183
Cost of goods and services sold	535,587	440,959	939,534	744,109
Gross profit	88,666	67,319	161,811	108,074
Selling, general, and administrative expenses	40,033	34,987	74,096	69,575
Other expense, net	1,089	1,151	3,713	66
Restructuring and asset impairment charges	1,254	4,045	1,294	4,345
Operating income	46,290	27,136	82,708	34,088
Loss on deconsolidation/disposition of subsidiaries	—	49	—	648
Loss on pension settlement	—	2,588	—	2,588
Interest expense, net	32,947	28,814	63,791	54,288
Income (loss) before income taxes and other items	13,343	(4,315)	18,917	(23,436)
Income tax expense (benefit)	7,558	(1,210)	10,204	(2,077)
Income (loss) from unconsolidated affiliates	2,111	1,555	(47)	5,304
Net income (loss)	7,896	(1,550)	8,666	(16,055)
Net (loss) income attributable to noncontrolling interests	(199)	(13)	(233)	145
Net income (loss) attributable to Pyxus International, Inc.	$8,095	$(1,537)	$8,899	$(16,200)

Earnings (loss) per share:
Basic and diluted	$0.32	$(0.06)	$0.36	$(0.65)

Weighted average number of shares outstanding:
Basic and diluted	25,000	25,000	25,000	25,000

Condensed Consolidated Balance Sheets

(in thousands)	September 30, 2023	September 30, 2022
Assets
Current assets
Cash and cash equivalents	$112,098	$114,082
Restricted cash	5,572	1,691
Trade receivables, net	233,679	205,024
Other receivables	27,664	15,550
Inventories, net	877,154	890,097
Advances to tobacco suppliers, net	67,641	48,712
Recoverable income taxes	5,090	11,970
Prepaid expenses	36,844	35,069
Other current assets	15,179	15,863
Total current assets	1,380,921	1,338,058
Investments in unconsolidated affiliates	87,042	88,695
Other intangible assets, net	36,251	40,892
Deferred income taxes, net	15,768	16,691
Long-term recoverable income taxes	3,410	4,560
Other noncurrent assets	46,206	44,025
Right-of-use assets	39,139	33,042
Property, plant, and equipment, net	133,717	132,102
Total assets	$1,742,454	$1,698,065

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable	$570,036	$548,490
Accounts payable	153,152	103,494
Advances from customers	46,056	43,802
Accrued expenses and other current liabilities	93,981	75,993
Income taxes payable	12,585	5,262
Operating leases payable	8,380	8,644
Current portion of long-term debt	20,232	140
Total current liabilities	904,422	785,825
Long-term taxes payable	2,678	5,783
Long-term debt	573,959	646,125
Deferred income taxes	10,225	11,576
Liability for unrecognized tax benefits	20,170	14,660
Long-term leases	28,171	23,580
Pension, postretirement, and other long-term liabilities	52,816	56,939
Total liabilities	1,592,441	1,544,488
Commitments and contingencies
Stockholders’ equity
Common Stock—no par value:
Authorized shares (250,000 for all periods)
Issued shares (25,000 for all periods)	390,290	390,290
Retained deficit	(249,055)	(235,013)
Accumulated other comprehensive income (loss)	4,539	(4,883)
Total stockholders’ equity of Pyxus International, Inc.	145,774	150,394
Noncontrolling interests	4,239	3,183
Total stockholders’ equity	150,013	153,577
Total liabilities and stockholders’ equity	$1,742,454	$1,698,065

Segment Results

Three Months Ended September 30, 2023 and 2022
	Three Months Ended September 30,
			Change
(in thousands, except per kilo amounts)	2023	2022	$	%
Leaf:
Product revenues	$585,801	$475,599	110,202	23.2
Tobacco costs	484,713	388,654	96,059	24.7
Transportation, storage, and other period costs	22,207	23,870	(1,663)	(7.0)
Total cost of goods sold	506,920	412,524	94,396	22.9
Product revenue gross profit	78,881	63,075	15,806	25.1
Product revenue gross profit as a percent of sales	13.5%	13.3%

Kilos sold	111,661	101,421	10,240	10.1
Average price per kilo	$5.24	$4.69	0.55	11.7
Average cost per kilo	4.54	4.07	0.47	11.5
Average gross profit per kilo	0.70	0.62	0.08	12.9

Processing and other revenues	$37,326	$30,341	6,985	23.0
Processing and other revenues costs of services sold	27,298	23,000	4,298	18.7
Processing and other gross profit	10,028	7,341	2,687	36.6

All Other:
Sales and other operating revenues	$1,126	$2,338	(1,212)	(51.8)
Cost of goods and services sold	1,369	5,435	(4,066)	(74.8)
Gross loss	(243)	(3,097)	2,854	92.2
	535,587	624,253	88,666
	—	—	—

Segment Results

Six Months Ended September 30, 2023 and 2022
	Six Months Ended September 30,
			Change
(in thousands, except per kilo amounts)	2023	2022	$	%
Leaf:
Product revenues	$1,036,739	$798,483	238,256	29.8
Tobacco costs	847,755	654,644	193,111	29.5
Transportation, storage, and other period costs	42,800	44,497	(1,697)	(3.8)
Total cost of goods sold	890,555	699,141	191,414	27.4
Product revenue gross profit	146,184	99,342	46,842	47.2
Product revenue gross profit as a percent of sales	14.1%	12.4%

Kilos sold	197,182	173,466	23,716	13.7
Average price per kilo	$5.26	$4.60	0.66	14.3
Average cost per kilo	4.52	4.03	0.49	12.2
Average gross profit per kilo	0.74	0.57	0.17	29.8

Processing and other revenues	$62,821	$48,084	14,737	30.6
Processing and other revenues costs of services sold	$47,178	35,547	11,631	32.7
Processing and other gross profit	15,643	12,537	3,106	24.8

All Other:
Sales and other operating revenues	1,785	$5,616	(3,831)	(68.2)
Cost of goods and services sold	1,801	9,421	(7,620)	(80.9)
Gross loss	(16)	(3,805)	3,789	99.6
	939,534	1,101,345	161,811
	—	—	—

Reconciliation of Certain Non-GAAP Financial Measures (1) (Unaudited)

	Three Months Ended		Six Months Ended		Fiscal Year Ended		Last Twelve Months (8)
(in thousands)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022	March 31, 2023	March 31, 2022	September 30, 2023	September 30, 2022
Net income (loss) attributable to Pyxus International, Inc.	$8,095	$(1,537)	$8,899	$(16,200)	$(39,141)	$(82,119)	(14,042)	$(77,130)
Plus: Interest expense	34,034	30,224	66,400	57,752	118,458	111,043	127,106	112,238
Plus: Income tax expense (benefit)	7,558	(1,210)	10,204	(2,077)	34,127	12,640	46,408	33,130
Plus: Depreciation and amortization expense	4,713	4,355	9,319	10,284	19,137	16,676	18,172	18,790
EBITDA (1)	54,400	31,832	94,822	49,759	132,581	58,240	177,644	87,028
Plus: Reserves for doubtful customer receivables	116	839	251	10	426	4,404	667	1,522
Plus: Other expense, net	1,089	1,151	3,713	66	11,023	3,349	14,670	1,761
Plus: Restructuring and asset impairment charges (2)	1,254	5,310	1,294	5,610	6,160	8,031	1,844	6,549
Plus: Goodwill impairment	—	—	—	—	—	32,186	—	32,186
Plus: Debt restructuring (3)	—	650	26	650	5,496	3,550	4,872	1,920
Plus: Pension retirement expense (4)	—	2,724	—	2,724	2,724	—	—	2,724
Plus: Development of and exit from non-leaf-tobacco businesses (5)	(40)	60	3	678	713	13,589	38	9,112
Plus: Other adjustments (6)	259	303	508	(596)	(316)	3,347	788	2,178
Adjusted EBITDA (1)	$57,078	$42,869	$100,617	$58,901	$158,807	$126,696	$200,523	$144,980

Total debt					$1,001,049	$1,066,945	$1,164,227	$1,194,755
Less: Cash and cash equivalents					136,733	198,777	112,098	114,082
Net Debt (1)					$864,316	$868,168	$1,052,129	$1,080,673
Net Debt /Adjusted EBITDA (1)					5.44x	6.85x	5.25x	7.45x

Adjusted EBITDA (1)					$158,807	$126,696	$200,523	$144,980
Interest expense					118,458	111,043	127,106	112,238
Interest coverage					1.34x	1.14x	1.58x	1.29x

Net cash provided by (used in) operating activities	30,254	(44,178)	(255,420)	(286,668)	(137,822)	(198,765)	(106,574)	(254,289)
Capital expenditures	(5,564)	(3,216)	(9,225)	(5,426)	(16,307)	(14,827)	(20,106)	(11,685)
Collections from beneficial interests in securitized trade receivables (7)	48,877	30,741	79,296	76,209	165,262	189,440	168,349	183,000
Adjusted Free Cash Flow (1)	$73,567	$(16,653)	$(185,349)	$(215,885)	$11,133	$(24,152)	$41,669	$(82,974)
(1) Earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), Free Cash Flow, Adjusted Free Cash Flow, and Net Debt are not measures of results of operations, cash flows from operations or indebtedness under generally accepted accounting principles in the United States ("U.S. GAAP") and should not be considered as an alternative to other U.S. GAAP measurements. We have presented EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt to adjust for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on our reported amounts. This presentation enables readers to better compare our results to similar companies that may not incur the impact of various items identified above. Management acknowledges that there are many items that impact a company's reported results or operating cash flows and these lists are not intended to present all items that may have impacted these items. EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, Net Debt, and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies or appearing in our debt obligations or agreements. EBITDA, Adjusted EBITDA, Free Cash Flow and Adjusted Free Cash Flow as presented may not equal column or row totals due to rounding.

(2) Amounts incurred during the three months ended September 30, 2023 included employee separation charges primarily related to changes in the corporate organizational structure and the continued restructuring of certain leaf operations. Amounts incurred during the fiscal years ended March 31, 2023 and 2022 included employee separation and asset impairment charges primarily related to the restructuring of certain non-leaf operations and related inventory write-offs classified within cost of goods and services sold in the Company's condensed consolidated statements of operations.

(3) Amounts incurred during the six months ended September 30, 2023 and fiscal year ended March 31, 2023 included legal and professional fees incurred in connection with the debt exchange and with the amendment and extension of the delayed-draw term loan, which transactions were completed in the fiscal year ended March 31, 2023. Amounts incurred during the fiscal year ended March 31, 2022 included consulting fees incurred in connection with the implementation of process improvements required in connection with the Company's delayed-draw term loan credit facility established in the prior fiscal year.

(4) During the fiscal year ended March 31, 2023, the Company settled benefits with vested participants in the U.S. defined benefit pension plan ("U.S. Pension Plan") that elected a lump sum payout and made a cash contribution to fully fund the U.S. Pension Plan's liabilities in preparation to purchase a group annuity contract to administer future payments to the remaining U.S. Pension Plan participants. This adjustment includes pension settlement charges incurred during the fiscal year ended March 31, 2023 and were classified as loss on pension settlement expense and selling, general, and administration expenses in the Company's condensed consolidated statements of operations.

(5) Includes the aggregate amount of certain items related to the Company's development of and subsequent exits from its non-leaf-tobacco businesses (that is, the production and sale of legal cannabis in Canada, the production and sale of industrial hemp products, including CBD extracted from industrial hemp, and the production and sale of tobacco e-liquids) to the extent such items are included in the Company's consolidated results of operations, which includes all items separately reported for such businesses in the presentation by the Company of its adjusted EBITDA in prior periods. Such items include, to the extent reflected in consolidated results, the adjusted EBITDA of the Canadian cannabis and industrial hemp operations otherwise calculated on the same basis as Adjusted EBITDA is presented in this table, loss incurred on the deconsolidation or disposition of certain of these non-leaf tobacco businesses, as applicable, and write-offs of inventory and equipment related to certain of these businesses.

(6) Includes the following items: (i) the addition of amortization of basis difference related to a former Brazilian subsidiary that is now deconsolidated following the completion of a joint venture in March 2014, (ii) the subtraction of the Adjusted EBITDA of the Company's former green leaf sourcing operation in Kenya, which is calculated on the same basis as Adjusted EBITDA presented in this table (in fiscal year 2016 the Company decided to exit green leaf sourcing in the Kenyan market as part of our restructuring program), (iii) the addition of debt retirement expense, and (iv) the subtraction of a one-time interest receipt related to a legal settlement in South America.

(7) Represents cash receipts from the beneficial interest on sold receivables under the Company's the accounts receivable securitization programs and were classified as investing activities within the consolidated statements of cash flows.

(8) Items for the twelve months ended September 30, 2023 are derived by adding the items for the six months ended September 30, 2023 as presented in the table and the fiscal year ended March 31, 2023 and subtracting the items for the six months ended September 30, 2022. Items for the twelve months ended September 30, 2022 are derived by adding the items for the six months ended September 30, 2022 and the fiscal year ended March 31, 2022 and subtracting the items for the six months ended September 30, 2021.